EXHIBIT 99.1


                                                                 [LOGO]    INSCI
                                             Optimizing the value of information

NEWS RELEASE


                                                                    NEWS RELEASE

NEWS RELEASE FOR SEPTEMBER 10, 2003 AT 7:30 AM ET
Contact:   Allen & Caron Inc                        INSCI
           Jill Bertotti (investors)                Hank Nelson
           JILL@ALLENCARON.COM                      HNELSON@INSCI.COM
           Len Hall (media)                         (508) 870-4000
           LEN@ALLENCARON.COM
           (949) 474-4300

              INSCI ANNOUNCES DIGITAL ASSET MANAGEMENT ACQUISITION
               CONTENT MANAGEMENT LEADER ADVANCES GROWTH STRATEGY

WESTBOROUGH, MA (September 10, 2003)---INSCI Corp. (OTCBB:INSS), a leading provider of Enterprise Content Management (ECM) solutions today announced the acquisition of WebWare, a provider of award-winning digital asset management
(DAM) solutions. The acquisition, made for cash and stock, offers INSCI growth capability through a broader suite of products, new market opportunities, additional management talent, and expanded worldwide distribution. Further terms of the transaction will be disclosed on Form 8K to be filed with the SEC by the end of the month.

INSCI's strong partner relationships, large customer base, and market longevity should have, in combination, a positive impact on the development and marketing of WebWare ActiveMedia software products. This transaction is anticipated to accelerate the development of the next generation of ActiveMedia SOAP/J2EE platform.

WebWare ActiveMedia software brings INSCI a digital asset management platform for integrating rich media content--such as images, illustrations, layouts, slide presentations, video and animation--into content management systems, web publishing systems, and e-commerce portals. This complementary technology is expected to broaden INSCI's product suite, which is designed for the capture, long-term preservation and web presentment of such content as banking and financial statements, explanations of benefits (EOBs), claim images, and e-mail. The resulting expanded enterprise solution manages wide-ranging business content--from documents to e-mail, graphic images to video.

ActiveMedia is the industry's first J2EE/SOAP-based DAM platform, which helped open new opportunities beyond media and entertainment into financial services, pharmaceutical, and the US government. A Web Services strategy also permitted WebWare to establish an indirect sales strategy through reseller agreements with system integrators such as Ascertane, Aquent, and TranTech. Major clients include Boeing, Bristol-Myers Squibb, Charles Schwab, DuPont, E*TRADE, National Football League, National Geographic Channel, and Scripps Networks. eContent Magazine named WebWare to its 2002 eContent 100 list of leading digital content industry companies, and Frost & Sullivan honored WebWare with the 2002 Market Engineering Award for Customer Service Leadership.






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INSCI Announces DAM Acquisition
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The product distinction and market visibility of WebWare ActiveMedia provides
INSCI additional market presence to affect a growth strategy moving forward," said Henry F. Nelson, INSCI President and CEO. "At the same time, we believe that the WebWare ASP and OEM models offer deployment flexibility and a more predictable revenue stream through subscription-based pricing."

Frost and Sullivan Senior Analyst, Mukul Krishna, said, "This transaction is good for INSCI. Digital asset management represents a tremendous growth opportunity for the ECM market. It is becoming a must-have technology for any serious enterprise content management player."

Krishna added, "INSCI will benefit from WebWare ActiveMedia technology leadership and brand recognition in the DAM space. Excellent customer service has allowed WebWare to convert strong customer loyalty into ongoing, repeat business with Global 2000 companies. In addition, this is an opportunity for INSCI to accelerate its revenue growth strategy by leveraging WebWare's successful OEM and outsourced services business model."

"This transaction will provide INSCI additional strength to further accelerate established WebWare Activemedia market momentum," said Nicholas D. Troiano, former president and CEO of WebWare Corp. "The combined resources will serve to enhance premiere service levels to the WebWare client base."

WebWare (WWW.WEBWARECORP.COM) is based in Sausalito, CA and was founded in 1996. Its ActiveMedia software helps Global 2000 firms securely manage, re-use and distribute media assets locally or globally, and is available as either a stand-alone product or fully hosted outsourced service.

ABOUT INSCI CORP.
INSCI Corp. is a leading provider of integrated enterprise content management
(ECM) solutions with over a decade of experience providing advanced and cost effective solutions. The Company's highly scalable ESP+ Solution Suite is designed for the capture and long-term preservation of mass volumes of wide-ranging digital assets, with Web-based presentment capability for such content as banking and financial statements, customer bills, explanation of benefits (EOBs), e-mail, digital voice, and transaction confirmations. By bringing this business-critical content together and assuring future retrieval, INSCI enables its use in e-commerce, customer service, regulatory compliance, or cost-reducing business functions. The Company's innovative technology provides a robust platform to meet the unique demands of high-volume Internet-based content retrieval by thousands of users. INSCI has strategic partnerships and relationships with such companies as Unisys, EMC, PFPC, and Xerox. For more information about INSCI, visit WWW.INSCI.COM. For additional investor relations information, visit the Allen & Caron Inc. Web site at WWW.ALLENCARON.COM.

There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI, their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2003, and its Quarterly Reports on Form 10-Q for the periods ending June 30, 2002, September 30, 2002 and December 31, 2002. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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